UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment 4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONVERSATION INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	8200	35-2519559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preeya Boonkhampha

President

Conversation Institute, Inc.

99 Moo.12 Khokkruad district, Mueang, Nakhon Ratchasima Thailand 30280

702-553-4104

preeya.boonkhampha@conversationinsitute.com

 (Address and telephone number,of principal executive offices)

INCORP SERVICES, INC.
2360 Corporate Circle, Suite 400, Henderson, Nevada 89074

702- 866-2500

 (Address and telephone number of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                                                                                                                                      Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting Company)

Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	5,000,000	$0.02	$100,000	$13.64

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

CONVERSATION INSTITUTE, INC.

5,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Conversation Institute, Inc.  (“CI”) and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.02 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  CI’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company. If we decide to extend the period of sales, we intend to file an amended S-1 to announce the 90 days extension.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement. We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada. The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Conversation Institute, Inc. is not a Blank Check company. The Company and its affiliates or promoters have no plans, arrangements, commitments, understandings or intentions to engage in a merger with or acquisition of an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The Company is an emerging growth company, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 7 for a discussion of these exceptions.

	Number of Shares Sold	Offering Price	Underwriting Discounts and Commissions	Proceeds to the Company
One Share	1	$0.02	$0.00	$0.02
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	2,500,000	$50,000	$0.00	$50,000
Maximum	5,000,000	$100,000	$0.00	$100,000

The date of this prospectus is May 02 , 201 6 .

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Summary Information about CONVERSATION INSTITUTE, INC.

CONVERSATION INSTITUTE, INC. (“CI, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit company on July 18, 2014 and established a fiscal year end of December 31. We are a development stage company that intends to enter the English learning and teaching market. CI intends to develop an online based English School, for those who want to learn English anywhere with internet connection, according to their own schedule. For those who want to teach English, we intend to recruit both qualified professionals and uncertified instructors from North America to teach English abroad and on our Online English School.

We plan to develop our business in three stages: the first stage will be devoted in developing the Online English School and the English knowledge test. We expect to complete this step within 120 days of the effective date of this registration statement and we expect to invest 50% of the Net Proceeds from this offering.

In the second stage, we intend to develop our employment placement contracts. We expect to complete this step after 150 days of the effective date of this registration statement and we expect to invest 10% of the Net Proceeds from this offering.

The third stage consists of our sales and marketing campaign: we intend to hire a specialized Marketing company to help us advertise our services. We expect to reach an optimum point within 360 days of the effective date of this registration statement, when we will start to run our business. We expect to invest 40% of the Net Proceed from this offering.

As of the date of this prospectus, we have not yet generated revenues. We believe we will be able to generate revenues after we are successful implementing the 3 stages of our Plan of Operations.

We intend to charge a $49.90 fee per month from our students on a month-to-month plan basis, $39.90 per month on a 6 month subscription and $29.90 per month on a 12 month subscription. We expect to also generate revenues from teacher’s registrations and Knowledge tests online (registration fee of $9.90).

After we place a teacher working abroad, we plan to charge a percentage of their salary every month, to be paid to us by the employer. For a one-year commitment, CI gets 10% of the teacher’s salary every month. In the case of a short time commitment (summer jobs), the salary discount percentage will increase. If the teacher is willing to work for more than one year, we may decrease the salary discount percentage.

CI believes that the sale of at least 25% of the offered shares herein could allow us to implement our Plan of Operations. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but more funds would likely be necessary (see plan of operations for more details).

Our business office is located at 99 Moo.12 Khokkruad district, Mueang, Nakhon Ratchasima Thailand 30280, our telephone number is (702) 553-4104 and our fax number is (702) 553-4244. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, telephone number (702) 866-2500.

As of December 31 , 2015, the end of the most recent fiscal year , CI had raised $10,312 through the sale of its common stock. There is $ 2,346 of cash on hand in the corporate bank account. The Company currently has $ 8,850 in liabilities. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,800. As of the date of this prospectus, we have generated no revenues from our business operations.

Being an Emerging Growth Company

CI is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

•

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•

The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The exemptions listed above could be available to the Company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

Summary of the Offering by the Company

CI has 10,312,000 shares of common stock issued and outstanding and is registering an additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. CI will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	5,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	10,312,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	15,312,000 common shares will be issued and outstanding after this offering is completed, if all offered shares are sold.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

CI may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if CI’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

CI will receive all proceeds from the sale of the common stock. If all 5,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering to develop our Online English School estimated to cost $46,100; to develop our Employment Placement Contracts, estimated at $9,220 and to pay for our Marketing campaign estimated to be $36,880. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,800 are being paid for by CI.

Termination of the offering

The offering will conclude when all 5,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. CI may at its discretion extend the offering for an additional 90 days. If we decide to extend the period of sales, we intend to file an amended S-1 to announce the 90 days extension.

Terms of the offering	Preeya Boonkhampha, the Company’s president and director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. CI has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of December 31 , 2015
Total Assets	$ 2,346
Total Liabilities	$ 8,850
Stockholder’s Deficit	$ (6,504)
Operating Data	For the year ended December 31 , 2015
Revenue	-
Net Loss	($ 14,687 )
Net Loss Per Share	$(0.00)

As shown in the financial statements accompanying this prospectus, CI has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. CI should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT CI’S ABILITY TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

Our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Even though our sole officer and director intends to advance funds to the Company, she may be unable to loan any additional capital to CI. Therefore, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, these increases in expenses will be attributed to the cost of the development of our Online English School; the development of Employment Placement Contracts and our Marketing efforts along with other general corporate and working capital purposes.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our services, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing, and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s stockholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH. AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the Company has only recently been formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of CI’s common stock. CI’s assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 200,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT STOCKHOLDERS’ EQUITY.

The Company has 200,000,000 authorized shares, of which only 10,312,000 are currently issued and outstanding and only 15,312,000 will be issued and outstanding after this offering terminates, considering that all shares offered in this prospectus are sold. The Company’s management could, without the consent of the existing stockholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current stockholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the development, operation, growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR PRESIDENT AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s president and director, Preeya Boonkhampha, owns 100% of the outstanding shares and will own over 67.3% after this offering is completed, if all shares offered are sold. As a result, she would have control of the Company and would be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made by the directors. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon their management abilities. The only assurance that the stockholders of the Company (including purchasers of the offered shares) have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs, is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on July 18, 2014 and we have not earned any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and our ability to generate revenues through our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of acceptance of our services by the public; fluctuations in the demand for English Education; the amount and timing of operating costs and capital expenditures relating to development and/or expansion of our business, operations and infrastructure; and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT MARKETING OUR SERVICES TO POTENTIAL CUSTOMERS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT BECOME PROFITABLE, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS THE COMPANY’S DIRECTOR HAS OTHER BUSINESS ACTIVITIES, SHE MAY NOT BE IN POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Ms. Preeya Boonkhampha, our sole director, has other business activities and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to her, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our director, she is prepared to adjust her timetable to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business which could result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have significant negative effects on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its president. The loss of any key personnel now or in the future would have a material adverse effect on the business. The Company believes that all commercially reasonable efforts will be made to minimize the risks related to the departure of key personnel from service. However, there is no guarantee that replacement personnel, if any, would help the Company to operate profitably. The Company does not maintain key person life insurance on its president.

IT MAY BE IMPOSSIBILE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Since our management does not have prior experience in the marketing of an Online English school or recruiting of English teachers, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we are not able to hire them, we could fail in our plan of operations and would have to suspend operations or cease operations entirely.

IN THE CASE OF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE STOCKHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the stockholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied therefrom.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

CI is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 18, 2014 and to date have been involved primarily in the design of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data, for any significant period of time, upon which to estimate the Company’s planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors. These include, among others, the dominance in the market of other companies offering the same or similar services we intend to provide, the entry of new competitors into the same or similar line of services, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY.

Although the Company intends to pursue a strategy of marketing our services extensively, implementation of this strategy will depend on a number of factors. These include our ability to establish a significant base and maintain favorable relationships with our customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE.

The strategy of the Company for growth is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s services to achieve or sustain market acceptance would have a material adverse effect on our business, financial condition and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH.

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS OPERATIONS EFFECTIVELY

The Company plans on generating revenues from two fronts: our Online English School and from recruiting teachers to work abroad. Even though we believe we can manage the growth of all our services, we may be unable to develop, manage and do the proper marketing for these two fronts effectively at the same time.

If we are unable to effectively manage our future operations, we may lose revenues from one front, or both, which could cause the failure of our business.

Risks Related to Investing in Our Industry

INABILITY TO ATTRACT QUALIFIED TEACHERS

In order to obtain success in our business, we will need to place qualified teachers to work abroad and in our Online English School. A qualified teacher would be able to teach more effectively and would earn a better a salary when working abroad. Higher salaries and longer contracts abroad would result in higher revenues for the Company. Great services from our Online English School would result in a higher number of students.

 If we cannot attract fully qualified teachers, we may have to recruit only less qualified or even teachers with no qualifications, resulting in lower or no profit. It could result in the end of our business.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET.

There are a wide range of companies that offer similar services. If we don’t reach the expected results with our marketing campaign, we won’t attract enough teachers or clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST.

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, or any other circumstance that goes beyond our money conditions, we may have to suspend operations or cease operations entirely and it could result in a total loss of your investment.

ONCE PLACED, TEACHERS MAY QUIT.

In the event of unanticipated events such as a family problem, a teacher working abroad may want to return to his home country, leaving the job and breaking the contract. In such an event, the Company may not be able to replace the teacher and lose the revenues and further business opportunities. The same goes for our Online English School: if we are unable to replace a teacher, we may lose our students.

GENERAL COMPETITION

The Company believes that there is an opportunity to generate revenues from the teachers recruiting industry and the Online English teaching industry. Competitors may enter this sector with superior services, conditions and benefits. This would infringe on our customer base, have an adverse effect upon our business and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

CI believes that the sale of at least 25% of the offered shares herein could allow us to implement our Plan of Operations. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but more funds would likely be necessary (see plan of operations on page 45-47 for full disclosure).

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS	$ 25,000	$ 50,000	$ 75,000	$ 100,000

OFFERING EXPENSES
Opinion Letter	$ 1,500	$ 1,500	$ 1,500	$ 1,500
Bookkeeper	$ 750	$ 750	$ 750	$ 750
Auditors	$ 3,500	$ 3,500	$ 3,500	$ 3,500
EDGAR services	$ 1,000	$ 1,000	$ 1,000	$ 1,000
Transfer Agent	$ 1,000	$ 1,000	$ 1,000	$ 1,000
SEC Registration Fee	$ 50	$ 50	$ 50	$ 50
TOTAL	$ 7,800	$ 7,800	$ 7,800	$ 7,800

NET PROCEEDS	$ 17,200	$ 42,200	$ 67,200	$ 92,200

First Stage: Online English School Development	$ 8,600	$ 21,100	$ 33,600	$ 46,100

Second Stage: Employment Placement Contracts Development	$ 1,720	$ 4,220	$ 6,720	$ 9,220

Third Stage: Marketing	$ 6,880	$ 16,880	$ 26,880	$ 36,880

The above figures represent estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by CI and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s president and director for common equity since the Company’s inception on July 18, 2014. The Company’s president and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholders if all of the Shares are Sold
Price per share		$0.02
Net tangible book value per share before offering	$	( 0.000 63)
Potential gain to existing shareholders		$100,000
Net tangible book value per share after offering		$0.00 830
Increase to present stockholders in net tangible book value per share after offering		$0.00893
Capital contributions		$100,000
Number of shares outstanding before the offering		10,312,000
Number of shares after offering held by existing stockholders		10,312,000
Percentage of ownership after offering		67.35%

Purchasers of Shares in this Offering if all Shares Sold
Price per share		$0.02
Dilution per share		$0.01 170
Capital contributions		$100,000
Percentage of capital contributions		90.65%
Number of shares after offering held by public investors		5,000,000
Percentage of ownership after offering		32.65%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share		$0.02
Dilution per share		$0.0 1568
Capital contributions		$75,000
Percentage of capital contributions		87.91%
Number of shares after offering held by public investors		3,750,000
Percentage of ownership after offering		26.67%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share		$0.02
Dilution per share		$0.01 721
Capital contributions		$50,000
Percentage of capital contributions		82.90%
Number of shares after offering held by public investors		2,500,000
Percentage of ownership after offering		19.51%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share		$0.02
Dilution per share		$0.01 907
Capital contributions		$25,000
Percentage of capital contributions		70.80%
Number of shares after offering held by public investors		1,250,000
Percentage of ownership after offering		10.81%

PLAN OF DISTRIBUTION

10,312,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for possible sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail. There is no arrangement to address the possible effect of the offerings on the price of the stock.

CI will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers (Penny Stock Reform Act) who sell or recommend such shares to certain investors.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which CI has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

CI will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

The offering will conclude at the earlier of the sale of all 5,000,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. CI may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. We intend to file an amended S-1 to announce the extension period, if that is the case. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  CI will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to the general public, including friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 67.3% of our outstanding shares, if all shares are sold.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Nevada anti-take over laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of CI, regardless of whether such acquisition may be in the interest of our stockholders.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, CI will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Kyle L. Tingle, CPA, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

David E. Price, Esq. from Washington, DC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On July 18, 2014, Ms. Preeya Boonkhampha, president and director, incorporated the Company in the State of Nevada and established a fiscal year end of December 31. The objective of this corporation is to enter into the English learning and teaching market.

Our business office is located at 99 Moo.12 Khokkruad district, Mueang, Nakhon Ratchasima Thailand 30280, our telephone number is (702) 553-4104 and our fax number is (702) 553-4244. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, telephone number (702) 866-2500.

The Company has not yet implemented its business model and to date has generated no revenues.

CI has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

The Company believes that there are a large number of possible clients for our services.

We believe that there is a broad range of possible English students, from all ages and occupations: preschoolers up to college and university students, homemakers, business sector (specifically at the management and senior executive levels), entrepreneurs, etc., and even senior citizens. Also, increased enrollment in bilingual and international schools is expected because of the continued interest by families in their children's education and because of the increasing number of foreigners traveling and living abroad.

CI understands that English is the international language of business, diplomacy, mathematics, literature and science and is therefore an indispensable part of a nation’s, business’ and individual’s development.

Many foreign people study English grammar and vocabulary in school but most have virtually no opportunity to speak it. Conversational English language skills are a tremendous advantage in the work place and in the fierce competition for places in prestigious universities and Western schools. Millions of people of all ages and occupations attend extra classes at private language schools or take courses in conversational English through their employer. As a result, we believe that there is a multi-billion dollar English language industry and a huge demand for conversational English instructors.

There is a big demand for English language instructors abroad with thousands of schools and corporations hiring English speaking foreigners to teach English to their students or employees. Many of these instructors have no teaching qualifications, training or experience and plan to teach there only temporarily. As a result, schools and corporations must constantly replace English speaking staff.

Our target teachers will range from all age groups from age 18 to 65 (mostly under 40) and ideally targeting couples who will live and teach English together. Schools hire both full-time and part-time teachers. Qualified teachers from North America are recruited by primary and secondary international schools and by colleges and universities abroad.

Schools and corporations hire at all times of the year around the Globe. When a teacher is hired for six months or more, the sponsor can help the teacher apply for a work permit. When instructors are hired for summer jobs or a few months during the other seasons, they can apply for one of several types of short term visas, depending on the country.

The Company has no pre-existing relationships with organizations seeking English teachers and the disclosure above is a discussion regarding the industry overall. We intend to target initially existing English students from all ages in Thailand who wants to practice their speaking, listening and conversation skills. Our long term goal is to reach foreigners students in other countries as well.

Description of our Services

CONVERSATION INSTITUTE, INC. (“CI, “we”, “the Company”) intends to enter the English learning and teaching market. CI intends to develop an online based English School, for those who want to learn English anywhere with internet connection, according to their own schedule. For those who want to teach English, we intend to recruit both qualified professionals and uncertified instructors from North America to teach English abroad and on our Online English School.

Online English School

CI believes that students can learn English in a virtual classroom with interactive conversations among each other, led by a qualified English speaking instructor. Our classes will be based on the most common issues of conversations, such as talking about where they are from and how to talk about themselves in day to day conversations. The students can join in together and practice together with the assistance of English speaking teachers; asking questions, teaching proper English skills to communicate and correcting habitual mistakes that English learning students make. Communicating effectively in English for the students is the goal of our business.

We intend to provide our students with the opportunity to talk to fluent English speaking individuals using their computer or smartphone. Our Online English School will target students who want to develop their speaking and listening skills, offering live online conversation classes. All of our classes will be taught by trained English speaking instructors. Lessons are planned for 45 minutes sessions and will be based around a specific conversation topic. Classes will be limited to 10 students per class, in order to give each of them enough time to practice together.

Like an actual classroom, there will be a teacher leading the lesson; other students will be in the class and the teacher will make sure that all students are actively participating.. And just like a real classroom, the teacher will use a whiteboard to present information, new vocabulary words, phrases, expressions, and grammar structures. The student can sit back and listen to their classmates and teacher feedback, or participate by raising their hands for questions or comments.

All students will have access to our live online conversation classes for the duration of the course subscription. We intend to charge a $49.90 fee per month from our students on a month-to-month plan basis, $39.90 per month on a 6 month subscription and $29.90 per month on a 12 month subscription. We intend to pay the instructors per class, depending on their credentials, ranging from $15 to $50 per class.

Recruiting Teachers

The Company plans to obtain teacher’s registrations online. Candidates will pay a registration fee ($9.90) which will enable them to send their resumes to our website. Each teacher candidate will be subjected to an English knowledge test online, which will determine their vocabulary, grammar, and overall English skill level.

We intend to develop our proprietary English knowledge test. However, depending on the finances available to us, we may have to purchase and use existing tests or simply choose teachers based on their resumes.

We plan to evaluate each candidate by analyzing their resumes and the result of their English knowledge test. Then we intend to match the level of education and experience of each one with the needs of our clients and employers abroad. If the candidate is highly educated and experienced, we can send him/her for a job at a University, for example. In the case of a candidate with less experience, we may place him/her in a “conversational” job, where it is only necessary to have the ability to speak English.

After properly assessed, the teacher may choose to work abroad and/or work for our Online English School.

Once approved by a foreign employer, the teacher will sign a contract with us and we will assist them for the proper visa application approval and arrange transportation and accommodation. We intend to negotiate partnerships with travel agencies and hostels, as well.

We intend to offer different contract options. The basic contract will be a one-year commitment, where CI gets 10% of the teacher’s salary every month, paid to us by the employer. In the case of a shorter term commitment (summer jobs), the salary discount percentage will increase. If the teacher is willing to work for more than one year, we may decrease the salary discount percentage.

Competitive Advantages

CI will compete with English Schools and franchises offering courses in classrooms and/or online and bilingual, international and exchange schools (i.e. those sending students to schools abroad). CI will also compete with traditional and online English teacher recruitments.

Our to-be-developed Online English School is intended to offer: classes taught by fluently trained English instructors; receive immediate feedback and help from the teacher and allow flexible and convenient times for students around the world. The students will have planned and structured lessons, and also opportunities to meet and interact with other students from other countries. We have not yet developed our website.

CI expects to compete with other recruiting companies by assisting our teachers with the necessary steps to begin their job: obtaining the proper visa, travel and settling in. We will help our teachers by assessing their resumes and testing them to ensure that they will be placed accordingly with their experience. Once approved by an employer, the teacher will need to travel abroad. We will make sure that all our teachers will have a place to live, as close as possible, to their respective jobs.

We plan to negotiate contracts and benefits with employers. We intend to negotiate strategic partnerships with private and public schools and various teachers associations in North America and abroad to obtain exclusivity for our services. At this time, we have not initiated or concluded any such relationships.

With these strategic partnerships, we believe that we can reduce costs and offer attractive prices and conditions.

Because we will offer services teaching English through our Online English School and recruit teachers to work abroad, we will be able to place candidates to work for our Online English School while they wait to be placed. Furthermore, we will possibly be able to retain their services while they are working abroad and still teach via internet.

Our company has yet to enter the Market and has not developed its services thus far. In order to enter the Market, CONVERSATION INSTITUTE, INC. has to successfully implement its plan of operations, which is dependent on the funds from this offering.

Marketing

After we fully develop our Online English School, we intend to use social media to reach a large number of potential students across the globe, focusing in schools and corporations. We intend to hire a specialized Marketing company to help us advertise our services.

In order to find teachers, we intend to target people in North America who are interested in obtaining jobs teaching English abroad. Our initial marketing efforts may include alliances with Teachers Associations in North America so we can advertise our services directly to the teachers. We are also planning direct marketing campaigns, focusing social media exposure to College and University students and teachers.

As of the date of this prospectus, we have not started any marketing effort.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our rights, trademark and copyright laws to protect our intellectual property. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to provide our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As of the date of this prospectus, CI has no permanent staff other than Mr. Preeya Boonkhampha, who is the President and Chairman of the Company. She is employed elsewhere and has the flexibility to work on CI up to 10 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our president and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports and other information with the SEC. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Because our securities will not be registered under Section 12 of the Securities Exchange Act of 1934, upon effectiveness of our Form S-1 registration statement, we will not be subject to the proxy rules.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis, as audited by an Independent Registered Public Accounting Firm.

CONVERSATION INSTITUTE, INC

FINANCIAL STATEMENTS

December 31, 2015

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Conversation Institute, Inc.

We have audited the accompanying balance sheet of Conversation Institute, Inc.as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2015 and the period July 18, 2014 (inception) through December 31, 2014.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conversation Institute, Inc. as of December 31, 2015 and 2014 and the results of its operations and cash flows for the year ended December 31, 2015 and the period July 18, 2014 (inception) through December 31, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

April 9, 2016

Las Vegas, Nevada

CONVERSATION INSTITUTE, INC.

BALANCE SHEETS

	December 31, 2015	December 31, 2014

ASSETS

CURRENT ASSETS
Cash	$2,346	$8,183
TOTAL CURRENT ASSETS	$2,346	$8,183

LIABILITIES AND STOCKHOLDERS' (DEFICIT)/EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,850	$-
Loans from related party	5,000	-
TOTAL CURRENT LIABILITIES	$8,850	$-

STOCKHOLDERS' (DEFICIT)/EQUITY
Capital stock
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,312,000 shares at December 31, 2015 and December 31, 2014	$10,312	$10,312
Accumulated deficit	(16,816)	(2,129)
TOTAL STOCKHOLDERS' (DEFICIT)/EQUITY	$(6,504)	$8,183
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)/EQUITY	$2,346	$8,183

The accompanying notes are an integral part of these financial statements.

CONVERSATION INSTITUTE, INC.

STATEMENTS OF OPERATIONS

	Year	Year
	ended	ended
	December 31, 2015	December 31, 2014
REVENUE

Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES

Office and general	$4,399	$2,129
Professional Fees	10,288	-
Total Expenses, before provision of income taxes	$14,687	$2,129

Provision for income taxes	-	-

NET LOSS	$(14,687)	$(2,129)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,312,000	10,312,000

The accompanying notes are an integral part of these financial statements.

CONVERSATION INSTITUTE, INC.

STATEMENTS OF STOCKHOLDERS'EQUITY (DEFICIT)

From inception (July 18, 2014) to December 31, 2015

	Common Stock
	Number of shares	Amount	Accumulated deficit	Total
Balance on inception, July 18, 2014	-	$-	$-	$-

Founder's shares issued for cash at $0.001 per share on July 7, 2014	1,250,000	1,250	-	1,250

Founder's shares issued for cash at $0.001 per share on August 18, 2014	9,062,000	9,062	-	9,062

Net loss for the period from inception to December 31, 2014	-	-	(2,129)	(2,129)

Balance, December 31, 2014	10,312,000	$10,312	$(2,129)	$8,183

Net loss, December 31, 2015	-	-	(14,687)	(14,687)

Balance, December 31, 2015	10,312,000	$10,312	$(16,816)	$(6,504)

The accompanying notes are an integral part of these financial statements.

CONVERSATION INSTITUTE, INC.

STATEMENTS OF CASH FLOWS

	Year	Year
	ended	ended
	December 31, 2015	December 31, 2014

OPERATING ACTIVITIES
Net loss	$(14,687)	$(2,129)
Adjustment to reconcile net loss to net cash
used in operating activities:
Increase (decrease) in accrued expenses	3,850	-

NET CASH USED IN OPERATING ACTIVITIES	$(10,837)	$(2,129)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,312
Loan from related party	5,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	$5,000	$10,312

NET DECREASE IN CASH	$(5,837)	$8,183

CASH, BEGINNING OF PERIOD	$8,183	$-

CASH, END OF PERIOD	$2,346	$8,183

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

CONVERSATION INSTITUTE, INC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on July 18, 2014 and established a fiscal year end of December 31. We are an online based English School, for those who want to learn English anywhere with internet connection, at their own schedule. For those who want to teach English, we intend to recruit both qualified professional and unqualified amateur North American instructors to teach English abroad and on our Online English School.

All activities of the Company to date relate to its organization, initial funding and share issuances.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying balance sheets, statements of operations, stockholders' equity (deficit) and cash flows include all adjustments, consisting only of normal recurring items, for their fair presentation in conformity with accounting principles generally accepted in the United States. These financial statements are presented in United States dollars.

Advertising

Advertising costs are expensed as incurred.  As of December 31, 2015, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

CONVERSATION INSTITUTE, INC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $2,129.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

Recent Accounting Pronouncements

In January 2015, the FASB issued ASU 2015-01, “Income Statement – Extraordinary and Unusual Items (Subtopic 225-20),” which eliminates the concept of extraordinary items. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. The new guidance is to be applied prospectively but may also be applied retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We expect to adopt the provisions of this new guidance on July 1, 2016. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” requiring all deferred tax assets and liabilities, and any related valuation allowance, to be classified as noncurrent on the balance sheet. The classification change for all deferred taxes as noncurrent simplifies entities’ processes as it eliminates the need to separately identify the net current and net noncurrent deferred tax asset or liability in each jurisdiction and allocate valuation allowances. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory”. Under ASU 2015-11, inventory will be measured at the “lower of cost and net realizable value” and options that currently exist for “market value” will be eliminated. The standard defines net realizable value as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.” No other changes were made to the current guidance on inventory measurement. ASU 2015-11 is effective for interim and annual periods beginning after December 15, 2016. Early application is permitted and should be applied prospectively. The Company is currently evaluating the impact the adoption of ASU 2015-11 will have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which provides guidance for the recognition, measurement, presentation, and disclosure of financial assets and liabilities.  This ASU will be effective for the Company beginning in the first quarter of fiscal year 2019.  The Company is evaluating the effects of the adoption of this ASU to its financial statements.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of December 31, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation.

CONVERSATION INSTITUTE, INC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2015

NOTE 4 – CAPITAL STOCK (continued)

On July 18, 2014 the Company issued 1,250,000 Founder's shares for cash at $0.001 per share. On August 18, 2014  the Company issued a further 9,062,000 Founder's shares for cash at $0.001 per share.

On December 31, 2015, the Company had 10,312,000 common shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of December 31, 2015 and 2014, the Company has received $5,000 and $0, respectively, in loans and payment of expenses from a related party. The loans are payable on demand and without interest.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2015 are as follows:

	December 31, 2015	December 31, 2014

Net operating loss carry forward	(16,816)	(2,129)
Effective Tax rate	35%	35%
Deferred Tax Assets	(5,886)	(745)
Less: Valuation Allowance	5,886	745
Net deferred tax asset	$ 0	$ 0

The net federal operating loss carry forward will expire between 2034 & 2035.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, the Company intends to raise enough capital to start its services. After we complete this Plan of Operation, we believe we will start generating revenues.

The first stage of our operations over this period is to develop the Online English School and the English knowledge test. We will need to hire a website developing company and a high qualified English teacher to develop our procedures and tests. We plan on starting the search and interview process for candidates to find the best available options for the website developer and English teachers for the development of our procedures and tests at the same time. We believe we can find and hire the developers within a period of 30 days.

Our Online English School is intended to be a website that will integrate a service to communicate via video and call conference (such as skype) for the conversation classes, allow the Teachers candidates to take the English knowledge test and/or submit their resumes, show general information about our Company and accept payment online (via credit card and PayPal).

We intend to develop our own curriculum for the classes and to also develop our proprietary English knowledge test. However, depending on the finances available to us, we may have to purchase and use existing tests and curriculums or simply choose teachers based on their resumes.

Both the website and the English tests are expected to be developed at the same time and we expect to have these done and integrated within 90 days.

Our President will be responsible in hiring developers and to oversee the whole development process. Currently, the president devotes around 5-10 hours weekly to the company’s business, but she is prepared to devote more time to complete this plan of operations. As of the date of this prospectus, we have planned our goals and objectives, but we have not yet engaged in making contacts for the construction of our online English school or the English knowledge test and curriculum.

We expect to complete this step within 120 days of the effective date of this registration statement. However, because our president has no prior experience in the development and marketing of an online English school or recruiting of English teachers and because we are highly dependent on third party developers, this time estimate may be inaccurate. We may need to dedicate more time to accomplish this step, but ultimately, we still believe that once we start implementing this plan of operations, we shall be able to generate revenue within a period of one year.  We expect to invest 50% of the Net Proceed from this offering:

If 100% of Shares are sold, we would have $46,100 available to use for this stage. We believe we would be able to hire a website developer company to develop a complete website and hire a highly qualified English teacher to develop our own tests and curriculum.

If 75% of Shares are sold, we would have $33,600 available to use for this stage. We believe we would still be able to hire a website developer company to develop a complete website and hire a highly qualified English teacher to develop our own tests and curriculum.

If 50% of Shares are sold, we would have $21,100 available to use for this stage. We believe we would be able to hire a website developer individual to develop a functional website and purchase and use existing tests and curriculums.

If 25% of Shares are sold, we would have $8,600 available to use for this stage. We believe we would be able to hire a website developer individual to develop a functional website and we would have to choose teachers based on their resumes and rely on their on teaching curriculums.

In the second stage, we intend to develop our employment placement contracts. There will be different types of contracts, depending on the time range of the teacher expected to work, abroad. The President will hire a specialized attorney to draw up contracts. We expect to complete this step 150 days of the effective date of this registration statement and we expect to invest 10% of the Net Proceed from this offering.

If 100% of Shares are sold, we would have $9,220 available to use for this stage. We believe we would be able to hire a specialized attorney to draft our specific employment placement contracts.

If 75% of Shares are sold, we would have $6,720 available to use for this stage. We still believe we would be able to hire a specialized attorney to draft our specific employment placement contracts.

If 50% of Shares are sold, we would have $4,220 available to use for this stage. We believe we would be able to hire a specialized attorney to consult about our specific employment placement contract’s needs, but we could have to use a more generic type of contract.

If 25% of Shares are sold, we would have $1,720 available to use for this stage. We believe we would only be able to hire an attorney to consult about a more generic type of contract.

The third stage consists of our sales and marketing campaign: we intend to use social media to reach a large number of possible students across the globe, focusing in schools and corporations. We intend to hire a specialized Marketing company to help us advertise our services.

In order to find teachers, we intend to target people in North America who are interested in obtaining jobs teaching English abroad. Our initial marketing efforts may include alliances with Teachers Associations in North America so we can advertise our services directly to the teachers. We are also planning direct marketing campaigns, focusing social media exposure to College and University students and teachers.

Marketing will be an important campaign to start up CI and we expect to reach an optimum point within 360 days of the effective date of this registration statement. The company’s President will hire the Marketing Company and will oversee the whole process. We expect to invest 40% of the Net Proceed from this offering:

If 100% of Shares are sold, we would have $36,880 available to use for this stage. We believe we would be able to hire a specialized Marketing company and we would be able to reach a large number of possible clients, students and teachers.

If 75% of Shares are sold, we would have $26,880 available to use for this stage. We still believe we would be able to hire a specialized Marketing company and we would be able to reach a satisfactory number of possible clients, students and teachers.

If 50% of Shares are sold, we would have $16,880 available to use for this stage. We believe we would be able to hire a specialized Marketing consultant to direct us on how to reach a satisfactory number of possible clients, students and teachers.

If 25% of Shares are sold, we would have $6,880 available to use for this stage. We believe we would be able to hire a specialized Marketing consultant to advise us on the actions that we would have to take in order to reach a satisfactory number of possible clients, students and teachers.

CI believes that the sale of at least 25% of the offered shares herein could allow us to implement our Plan of Operations. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but more funds would likely be necessary (see plan of operations for more details).

Our President will be responsible to oversee the whole development process. Currently, the president devotes around 5-10 hours weekly to the company’s business, but she is prepared to devote more time to complete this plan of operations. As of the date of this prospectus, we have planned our goals and objectives, but we have not yet engaged in making contacts for the construction of our online English school or the English knowledge test and curriculum. We have identified a few options of attorneys to draft our employment contracts, but we have not yet contacted any possible attorney or marketing company.

Because our president has no prior experience in the development and marketing of an online English school or recruiting of English teachers and because we are highly dependent on third party developers, the time estimates for this plan of operations may be inaccurate. We may need to dedicate more time to accomplish one or all steps, but ultimately, we still believe that once we start implementing this plan of operations, we shall be able to generate revenue within a period of one year.”

Results of Operations

For the year ended through December 31 , 2015, we had no revenue. Expenses for the period totaled $ 14,687 resulting in a net loss of $ 14,687 for the year  ended December 31 , 2015.  Expenses for the year ended December 3 1 , 2014 was $2,129 and net loss of $2,129 .

Capital Resources and Liquidity

As of December 31 , 2015, we had $ 2,346 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if this offering is successful, we will generate sales revenue within the following twelve months thereof. However, needed additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC, it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our directors serve until their successors are elected and qualified. Our officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our officer and director.

The name, address, age and position of our present directors is set forth below:

Name and Address	Age	Position(s)

Preeya Boonkhampha 99 Moo.12 Khokkruad district, Mueang, Nakhon Ratchasima, Thailand, 30280	4 4	President, Secretary, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The persons named above have held their offices/positions since inception of our Company and are expected to hold their offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Preeya Boonkhampha

Preeya Boonkhampha worked from 1989 to 2008 as a production worker at Seagate technology in Thailand and since 2009; she has been a self-employed owner of a grocery store.

Ms. Boonkhampha graduated high school in 1986 at Khemmaratpitiayakom School and in 2000; she received her Bachelor’s Degree in Mass Communication at Ramkhamheang University.

The Company believes Ms. Preeya Boonkhampha is suitable to be our Company’s President because of her entrepreneurial skills to multi-task and manage. She believes that learning English is essential for personal and professional development and the demand for our services reach around the globe.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Ms. Boonkhampha other business interests and her involvement in CI.

EXECUTIVE COMPENSATION

CI has made no provisions for paying cash or non-cash compensation to its directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (July 18, 2014) through December 31 , 2015.

SUMMARY COMPENSATION TABLE
Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Preeya Boonkhampha President	2014/2015	-	-	-	-	-	-	-	-

We did not pay any salaries in 2014 up to December 2015. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31 , 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Preeya Boonkhampha	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of CI has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted.

CI may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 18, 2014) through December 31 , 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Preeya Boonkhampha	-	-	-	-	-	-	-

At this time, CI has not entered into any employment agreements with its directors. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our directors or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our president and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Preeya Boonkhampha 99 Moo.12 Khokkruad district, Mueang, Nakhon Ratchasima Thailand 30280	10,312,000	100%	67.3%	73.3%	80.5%	89.2%

	All Officers and Directors as a Group	10,312,000	100%	67.3%	73.3%	80.5%	89.2%

[1]

The person named in the above table may be deemed to be a “promoter” of our Company because acting alone; she takes initiative in organizing our business. Currently, Ms. Boonkhampha is the only “promoter” of our Company. No one have received and will not directly or indirectly receive in consideration of services or property, or both services and property, any class of securities of the Company or any proceeds from the sale of any class of such securities. There is no amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received, directly or indirectly, by any current or past promoter.

Our president will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of August 2014, we issued a total of 10,312,000 shares of common stock to Ms. Boonkhampha, our president and sole director, for total cash consideration of $10,312, fully paid on August 18, 2014. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

There is nothing to be received by Ms. Boonkhampha and she has not received anything of value from the Company to date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Opinion Letter	$ 1,500
Bookkeeper	$ 750
Auditors	$ 3,500
EDGAR services	$ 1,000
Transfer Agent	$ 1,000
SEC Registration Fee	$ 50
TOTAL	$ 7,800

All amounts listed above are estimates.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

CI is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

In 2014, the Company sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering:

We issued 10,312,000 common shares to our president and director for total consideration of $10,312, or $0.001 per share, fully paid on August 18, 2014.

We will spend a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation, filed on April 27, 2015
3(ii)	By-laws, filed on April 27, 2015
5	Opinion re: legality, filed on August 11, 2015
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of CONVERSATION INSTITUTE, INC., dated July 18, 2014.

Exhibit 3(ii)

Bylaws of CONVERSATION INSTITUTE, INC. approved and adopted on July 18, 2014.

Exhibit 5

Opinion of David E. Price, Esq., regarding the legality of the securities being registered.

Exhibit 23

Consent of Kyle L. Tingle, CPA, LLC regarding the use of their report dated April 09 , 201 6 accompanying the audited financial statements of Conversation Institute, Inc. as of December 31, 201 5 in the Form S-1 Amendment no. 4 .

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Province of Nakhon Ratchasima, Thailand, on this 02nd day of May , 201 6 .

/s/ PREEYA BOONKHAMPHA

PREEYA BOONKHAMPHA

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ PREEYA BOONKHAMPHA

PREEYA BOONKHAMPHA

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

May 02 , 201 6